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                                                                 [EXHIBIT 8(ff)]

                             PARTICIPATION AGREEMENT
                                      AMONG
                      MERRILL LYNCH LIFE INSURANCE COMPANY,
              [_____________________________________________], AND
                          [__________________________]

      THIS AGREEMENT, dated as of the _____ day of _________, 200_, by and among Merrill Lynch Life Insurance Company (the "Company"), an Arkansas life insurance company, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (hereinafter referred to individually and collectively as the "Account"), each of the trusts and the corporation listed on Schedule B (each a "Fund" and collectively the "Funds"), and JPMorgan Distribution Services, Inc. (the "Underwriter"), a Delaware company.

      WHEREAS, the shares of beneficial interests of the Fund are divided into several series of shares, each designated a "Portfolio" and representing the interest in a particular managed portfolio of securities and other assets;

      WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended, (the "1940 Act") and shares of the Portfolios are registered under the Securities Act of 1933, as amended (the "1933 Act");

      WHEREAS, JPMorgan Investment Advisers, Inc. and J.P. Morgan Investment Management Inc. (the "Adviser"), each a _______________ [company], each of which serves as investment adviser to various of the Portfolios, are each duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended;

      WHEREAS, the Underwriter, which serves as distributor to the Fund, is registered as a broker-dealer with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD");

      WHEREAS, the Account is duly established and maintained as a segregated asset account, duly established by the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to variable annuity contracts set forth in Schedule A hereto, as it may be amended from time to time by mutual written agreement (the "Contracts");

      WHEREAS, each [Portfolio] issues shares to the general public and pursuant to this Agreement, will issue shares to the separate accounts of insurance companies ("Participating

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Insurance Companies") to fund variable annuity contracts sold to certain qualified pension and retirement plans;

      WHEREAS, the Company intends to purchase shares of other open-end management investment companies that offer shares to the general public to fund the Contracts;

      WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the [Portfolios] (and classes thereof) listed in Schedule B hereto, as it may be amended from time to time by mutual written agreement (the "Designated Portfolios") on behalf of the Account to fund the aforesaid Contracts, and the Underwriter is authorized to sell such shares in the Designated Portfolios, and classes thereof, to the Account at net asset value.

      NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund, and the Underwriter agree as follows:

ARTICLE I. Sale of Fund Shares

      1.1. The Fund has granted to the Underwriter exclusive authority to distribute the Fund's shares, and pursuant to a written agreement between the Fund and the Underwriter, the Underwriter is authorized to make available to the Company for purchase on behalf of the Account shares [of the Designated Portfolios] and classes thereof listed on Schedule B to this Agreement (the "Shares"). Pursuant to such authority and instructions, and subject to Article IX hereof, the Underwriter agrees to make the Shares available to the Company for purchase on behalf of the Account, such purchases to be effected at net asset value in accordance with Section 1.3 of this Agreement. Notwithstanding the foregoing, the Board of Directors of the Fund (the "Board") may suspend or terminate the offering of Shares of any Designated Portfolio or class thereof. In addition, the Underwriter and the Fund reserve the right to reject any purchase order in their sole discretion.

      1.2. The Fund shall redeem, at the Company's request, any full or fractional Shares held by the Company on behalf of the Account, such redemptions to be effected at net asset value in accordance with Section 1.3 of this Agreement. Notwithstanding the foregoing, (i) the Company shall not redeem Shares attributable to Contract owners except in the circumstances permitted in
Section 9.3 of this Agreement, and (ii) the Fund may delay redemption of Shares of any Designated Portfolio to the extent permitted by the 1940 Act, and any rules, regulations, or orders thereunder.

      1.3. Purchase and Redemption Procedures

The Fund hereby appoints the Company as an agent of the Fund for the limited purpose of receiving purchase and redemption requests on behalf of the Account (but not with respect to any Fund shares

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that may be held in the general account of the Company) for the Shares made available hereunder, based on allocations of amounts to the Account or subaccounts thereof under the Contracts and other transactions relating to the Contracts or the Account. All transactions in Account shares shall be executed through the Omnibus Accounts Company's affiliate Merrill Lynch, Pierce, Fenner & Smith, Inc. maintains with the Designated Portfolios ("Omnibus Accounts"). Receipt of any such request (or relevant transactional information therefor) on any day the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC (a "Business Day") by the Company as such limited agent of the Fund prior to the time that the Fund ordinarily calculates its net asset value as described from time to time in the applicable current fund prospectus (the "Prospectus") (which as of the date of execution of this Agreement is 4:00 p.m. Eastern Time) shall constitute receipt by the Fund on that same Business Day, provided that the Underwriter receives notice of such request by 10 a.m. Eastern Time on the next following Business Day, or in the event of systems issues necessitating later delivery of such purchase and redemption requests by 11 a.m. Eastern Time on the next following Business Day. Company and Underwriter understand that it is the intent of the parties that Fund receive such purchase and redemption requests from Company on behalf of the Account by 9:00 a.m. Eastern Time on the next following Business Day. Company will provide to the Transfer Agent or its designee via the NSCC Fund SERV DCC & S platform (which utilizes the "as of" record layout within Fund/SERV) one or more files detailing the instructions received by the Company with respect to each Plan prior to 4:00 p.m. Eastern Time on the prior Business Day for each of the Funds. If for any reason Merrill Lynch is unable to transmit the file(s) with respect to any Business Day, Merrill Lynch will notify the Transfer Agent or its designee by 11:00 a.m. Eastern Time on the next following Business Day.

            (b)The Company shall pay for Shares on the same day that it notifies the Fund of a purchase request for such Shares. Payment for Shares shall be made in federal funds transmitted to the Fund via the NSCC Fund/SERV DCC&S platform to be received by the Fund by the close of the Federal Reserve wire system on the day the Underwriter is notified of the purchase request for Shares (unless the Underwriter determines and so advises the Company that sufficient proceeds are available from redemption of Shares of other Designated Portfolios effected pursuant to redemption requests tendered by the Company on behalf of the Account). Upon the Fund's receipt of federal funds transmitted via the NSCC Fund/SERV DCC&S platform, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund. Notwithstanding any provision of this Agreement to the contrary, for purchase and redemption instructions with respect to any Shares, Company and the Fund will settle the purchase and redemption transactions referred to herein, via the NSCC Fund/SERV platform settlement process on the next Business Day following the effective trade date. The Underwriter will provide to Company a daily transmission of positions and trading activity taking place in the Omnibus Accounts using Company's affiliate's proprietary Inventory Control System ("ICS").

            (c) To the extent practicable, payment for Shares redeemed by the Account or the Company shall be made in federal funds transmitted via the NSCC Fund/SERV DCC&S platform to the Company on the next Business Day after the Fund is properly notified of the redemption order of such Shares (unless redemption proceeds are to be applied to the purchase of

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Shares of other Designated Portfolios in accordance with Section 1.3(b) of this
Agreement), except that the Fund reserves the right to redeem Shares in assets other than cash and to delay payment of redemption proceeds to the extent permitted under Section 22(e) of the 1940 Act and any Rules thereunder, and in accordance with the procedures and policies of the Fund as described in the Prospectus. The Fund shall not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds by the Company; the Company alone shall be responsible for such action.

            (d) Any purchase or redemption request for Shares held or to be held in the Company's general account shall be effected at the closing net asset value per share next determined after the Fund's receipt of such request as set forth in Section 1.3(a) herein.

      1.4. The Underwriter shall use its best efforts to make the closing net asset value per Share for each Designated Portfolio available to the Company by 6:30 p.m. Eastern Time each Business Day via the NSCC Profile 1 platform, and in any event, as soon as reasonably practicable after the closing net asset value per Share for such Designated Portfolio is calculated, and shall calculate such closing net asset value, including any applicable daily dividend factor, in accordance with the Prospectus. In the event the Underwriter is unable to make the 6:30 p.m. deadline stated herein, it shall provide additional time for the Company to place orders for the purchase and redemption of Shares. Such additional time shall be equal to the additional time that the Fund takes to make the closing net asset value available to the Company. Neither the Fund, [any Designated Portfolio], the Underwriter, nor any of their affiliates shall be liable for any information provided to the Company pursuant to this Agreement which information is based on incorrect information supplied by the Company to the Fund or the Underwriter. Any material error in the calculation or reporting of the closing net asset value, including any applicable daily dividend factor per Share shall be reported promptly upon discovery to the Company. The determination of the materiality of any net asset value pricing error shall be based on the Fund's policy for correction of pricing errors. In such event the Company shall be entitled to an adjustment to the number of Shares purchased or redeemed to reflect the correct closing net asset value, including any applicable daily dividend factor per Share and the Fund or its affiliate shall bear the cost of correcting such errors in the Omnibus Accounts. Any error of a lesser amount shall be corrected in the next business day's net asset value per Share.

      1.5. Notwithstanding anything to the contrary contained in this Agreement, the Fund will make available for purchase by the Company, on its behalf and on behalf of the Account a class of shares available at net asset value which are not subject to a contingent deferred sales charge. In addition, no exchange fees will be applicable to shares of the Funds purchased by the Company, on its behalf and on behalf of the Account. The Fund shall furnish notice (via the NSCC Profile II platform) to the Company as soon as reasonably practicable of any income dividends or capital gain distributions payable on any Shares. The form of payment of dividends and capital gains distributions will be determined in accordance with the Company's operational procedures in effect at the time of the payment of such dividend or distribution. At this time the Company, on its behalf and on behalf of the Account, hereby elects to receive all such dividends

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and distributions as are payable on any Shares in the form of additional Shares of that [Designated Portfolio]. Company will reinvest the additional Shares of that [Designated Fund] through a trade processed via the NSCC platform. The Company reserves the right, on its behalf and on behalf of the Account, to revoke this election and to receive all such dividends and capital gain distributions in the form of cash. The parties understand and agree that all transactions of Account shares contemplated herein shall be executed through the Omnibus Account and that Company's affiliate, Merrill Lynch, Pierce, Fenner & Smith, Inc. will receive all such dividends and distributions in the form of cash which Company, in turn, will immediately reinvest in the form of additional Shares of that Designated Portfolio. The Transfer Agent shall notify the Company promptly of the number of Shares so issued as payment of such dividends and distributions.

      1.6. Issuance and transfer of Shares shall be by book entry only and executed through the Omnibus Accounts. Stock certificates will not be issued to the Company or the Account. Purchase and redemption orders for Fund shares shall be recorded in an appropriate ledger for the Account or the appropriate subaccount of the Account.

      1.7 Fund Information.

      (a) The Underwriter will provide (or cause to be provided) to Company the information set forth in Schedule C hereto. In addition, notwithstanding anything contained in this Agreement to the contrary, the Fund hereby agrees that Company may use such information in communications prepared for the Contracts, including, but not limited to, application, marketing, sales and other communications materials reviewed and approved by the Underwriter or the Fund in accordance with Section 4.1. The Fund will provide timely notification to Company of any change to the information described in Part I of Schedule C including without limitation any change to the CUSIP number or symbol designation of a Fund. Such notification shall be given to Company at least ten
(10) Business Days prior to the effective date of the change or the effect of the change with respect to transactions by the Account in any affected Fund shall be delayed for a reasonable time following notification hereunder. The information requested in Schedule C, Part I - performance, holdings etc. - cannot be given ahead of time

      (b) Notwithstanding anything to the contrary in this Agreement, upon request, the Underwriter will provide Company with prospectuses, proxy materials, financial statements, reports and other materials relating to each Fund in sufficient quantity for each Contract owner invested in the Fund.

      (c) With the exception of (i) listings of product offerings; (ii) materials in the public domain (e.g., magazine articles and trade publications); and (iii) materials used by on an internal basis only, Company agrees not to furnish or cause to be furnished to any third parties or to display publicly or publish any information or materials relating to the Funds, except such materials and information as may be distributed to Company by the Underwriter or approved for distribution by Fund or the Underwriter upon Company's request.

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      1.8. The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Fund's shares may be sold to other investors and the cash value of the Contracts may be invested in other investment companies. The Company acknowledges that shares of the Fund are offered and sold directly to members of the general public, and are not and will not be sold directly to insurance companies and their separate accounts and certain qualified retirement plus in accordance with Section 817 (h)(4) of the Internal Revenue Code of 1986, as amended, and Treasury Regulation 1.817-5.

      1.9 Contract Owner Information (This section will be effective as of October 16, 2006)

      (a) Agreement to Provide Information. Insurance Company agrees to provide the Fund, upon written request, the taxpayer identification number ("TIN"), if known, of any or all Contract owner(s) and the amount, date, name or other identifier of any investment professional(s) associated with the Contract owner(s) (if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through a Company Fund Account during the period covered by the request.

            (i) Period Covered by Request. Requests must set forth a specific period, not to exceed one year from the date of the request, for which transaction information is sought. A request may be ongoing and continuous (e.g., for each trading day throughout the year) or for specified periods of time. The Fund may request transaction information older than one year from the date of the request as it deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing market timing and abusive trading practices.

            (ii) Form and Timing of Response. Company agrees to transmit the requested information that is on its books and records to the Fund or its designee promptly, but in any event not later than ten business days, after receipt of a request. If the requested information is not on Company's books and records, Company agrees to use reasonable efforts to: (i) promptly obtain and transmit the requested information; (ii) obtain assurances from the accountholder that the requested information will be provided directly to the Fund promptly; or
                  (iii) if directed by the Fund, block further purchases of Shares from such accountholder. In such instance, Company agrees to inform the Fund whether it plans to perform (i),
                  (ii) or, at the direction of the Fund, (iii). Responses required by this Section 1.9 must be communicated in writing and in a format mutually agreed upon by the parties. To the extent practicable, the format for any transaction information provided to the Fund should be consistent with the NSCC Standardized Data Reporting Format.

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            (iii) Limitations on Use of Information. The Fund agrees not to use the Contract owner information received from Company pursuant to this Agreement for marketing or any other similar purpose without the prior written consent of Company.

      (b) Agreement to Restrict Trading. Company agrees to execute written instructions from the Fund to restrict or prohibit further purchases or exchanges of Shares by a Contract owner that has been identified by the Fund as having engaged in transactions in Shares through a Company Fund Account that violate policies established for the purpose of eliminating or reducing market timing and abusive trading practices.

            (i) Form of Instructions. Instructions must include the TIN, if known, and the specific restriction(s) to be executed. If the TIN is not known, the instructions must include an equivalent identifying number of the Contract owner(s) or the Company Fund Account(s) or other agreed upon information to which the instruction relates.

            (ii) Timing of Response. Company agrees to execute instructions as soon as reasonably practicable, but not later than five business days after receipt of the instructions by the Company.

            (iii) Confirmation by Company. Company must provide written confirmation to the Fund that instructions have been executed. Company agrees to provide confirmation as soon as reasonably practicable, but not later than ten business days after the instructions have been executed.

      (c) Definitions. For purposes of this Section 1.9:

            (i) The term "Company Fund Account" means an Omnibus Account with the Fund maintained by Company.

            (ii) The term "Fund" includes the Underwriter, the Fund's transfer agent and the Designated Portfolios.

            (iii) The term "Shares" means the interests of Contract owners corresponding to the redeemable securities of record issued by the Fund under the Investment Company Act of 1940 that are held by or through a Company Fund Account.

            (iv) The term "Contract owner" means the holder of interests in a variable annuity or variable life insurance contract issued by Company owning Shares held by or through a Company Fund Account.

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            (v)   The term "written" and/or "in writing" includes electronic writings and facsimile transmissions.

ARTICLE II. Representations and Warranties

      2.1. The Company represents and warrants that the Contracts (a) are, or prior to issuance will be, registered under the 1933 Act, or (b) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act. The Company further represents and warrants that the Contracts will be issued and sold in compliance in all material respects with all applicable federal securities and state securities and insurance laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law, that it has legally and validly established the Account prior to any issuance or sale thereof as a segregated asset account under Arkansas insurance laws, and that it (a) has registered or, prior to any issuance or sale of the Contracts, will register the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, or alternatively (b) has not registered the Account in proper reliance upon an exclusion from registration under the 1940 Act. The Company shall register and qualify the Contracts or interests therein as securities in accordance with the laws of the various states only if and to the extent deemed advisable by the Company.

      2.2. The Fund represents and warrants that Shares sold pursuant to this Agreement shall be registered under the 1933 Act and, duly authorized for issuance and sold in compliance with applicable state and federal securities laws. and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund, the Adviser, or the Underwriter.

      2.3. The Fund and the Underwriter agree to comply in all material respects with any applicable state insurance laws or regulations (including the furnishing of information not otherwise available to the Company which is required by state insurance law to enable the Company to obtain the authority needed to issue the Contracts in any applicable state, and including cooperating with the Company in any filings of sales literature for the Contracts), to the extent notified thereof in writing by the Company; provided that such compliance
(i) is not inconsistent with any other laws or regulations applicable to the Fund or the Underwriter; (ii) is consistent with the Designated Portfolio's objectives, policies and permissible investment

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transactions; and (iii) is, in the sole discretion of the Board, in the best interests of the shareholders of such Designated Portfolio.

      2.4. The Funds represent that they are lawfully organized and validly existing under the laws of the states shown on Schedule B and that each does and will comply in all material respects with the 1940 Act.

      2.6. The Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Underwriter further represents that it will sell and distribute the Fund shares in compliance with all material respects with any applicable state and federal securities laws.

      2.7. The Fund represents and warrants that all of its trustees/directors, officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimum coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

      2.8 The Company represents and warrants that it will offer and sell Shares only in accordance with the terms and conditions of the Prospectus and statement of additional information (the "SAI") and in compliance in all material respects with any applicable state and federal securities laws.

      2.9 The Company represents and warrants that it

      (i) has adopted and implemented and will monitor, on a continuous basis, its compliance with procedures reasonably designed to prevent violations of relevant law, regulation and Prospectus requirements with respect to late trading, market timing and abusive trading practices;

      (ii) will provide information and further certification to the Underwriter or its designee to verify compliance with this Section 2.9; and

      (iii) will cooperate in monitoring and enforcing the Fund's market timing, late trading, and any redemption fee policies as set forth in the Prospectus and such other policies established by the Fund from time to time.

ARTICLE III. Prospectuses and Proxy Statements; Voting

      3.1. The Underwriter shall provide the Company with as many copies of the Fund's current prospectus as the Company may reasonably request. The Fund or the Underwriter

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      shall bear the expense of setting in type and printing copies of the current prospectus and profiles for the Fund that will be distributed to existing Contract owners whose contracts are funded by the Fund's shares, and the Company shall bear the expense of setting in type and printing copies of the Fund's prospectus and profiles that are used in connection with offering the Contracts issued by the Company. If requested by the Company in lieu thereof, the Fund shall provide such documentation (including a final copy of the new prospectus on diskette at the Fund's or Underwriter's expense) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus for the Fund is amended) to have the prospectus for the Contracts and the Fund's prospectus printed together in one document. If the Company chooses to receive camera-ready film or diskettes in lieu of receiving printed copies of the Prospectus and/or SAI, the Fund shall bear the cost of typesetting to provide the Prospectus and/or SAI to the Company in the format in which the Fund is accustomed to formatting prospectuses and statements of additional information, respectively, and the Company shall bear the expense of adjusting or changing the format to conform with any of its prospectuses and/or statements of additional information. In such event, the Fund will reimburse the Company in an amount equal to the product of x and y where x is the number of such prospectuses distributed to Contract owners, and y is the Fund's per unit cost of printing the Fund's prospectuses. The same procedures shall be followed with respect to the SAI. The Fund shall not pay any costs of typesetting or printing the Prospectus and/or SAI to prospective Contract owners.

      3.2. The Fund's prospectus shall state that the current SAI for the Fund is available, and the Underwriter (or the Fund), at its expense, shall provide a reasonable number of copies of such SAI free of charge to the Company for itself and for any owner of a Contract who requests such SAI.

      3.3. Upon the reasonable request of the Company, the Underwriter shall provide the Company with information regarding the Fund's expenses from its annual or semi-annual reports, which information may include a table of fees and related narrative disclosure for use in any prospectus or other descriptive document relating to a Contract.

      3.4. The Underwriter, at its or the Fund's expense, shall provide the Company with copies of its proxy material, reports to shareholders, and other communications to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners.

      3.5. The Company shall:

            (i)   solicit voting instructions from Contract owners;

            (ii) vote the Shares in accordance with instructions received from Contract owners; and

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            (iii) vote Shares for which no instructions have been received in the same proportion as Shares of such portfolio for which instructions have been received,

so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners or to the extent otherwise required by law. The Company will vote Shares held in any segregated asset account for its own account in the same proportion as Shares of such portfolio for which voting instructions have been received from Contract owners, to the extent permitted by law.

ARTICLE IV. Sales Material and Information

      4.1. The Company shall furnish, or shall cause to be furnished, to the Fund, the Underwriter, or their designees, each piece of sales literature or other promotional material that the Company develops and in which the Fund [(or a Designated Portfolio thereof)] or the Adviser or the Underwriter is named. No such material shall be used until approved by the Fund, the Underwriter or their designees. The Fund, the Underwriter, or their designees will be deemed to have approved such sales literature or promotional material unless the Fund, the Underwriter or their designees object or provide comments to the Company within ten (10) Business Days after receipt of such material. The Fund, the Underwriter, or their designees reserve the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Fund [(or a Designated Portfolio thereof)] or the Adviser or the Underwriter is named, and no such material shall be used if the Fund, the Underwriter or their designees so object.

      4.2. The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund or the Adviser or the Underwriter in connection with the sale of the Contracts other than the information or representations contained in the registration statement or profiles or prospectus or SAI for the Fund shares, as such registration statement and profiles and prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee or by the Underwriter, except with the permission of the Fund or the Underwriter or the designee of either.

      4.3. The Underwriter, or its designee, shall furnish, or cause to be furnished, to the Company, each piece of sales literature or other promotional material that it develops and in which the Company, and/or its Account, is named. No such material shall be used until approved by the Company. The Company will be deemed to have approved such sales literature or promotional material unless the Company objects or provides comments to the Fund, the Underwriter, or their designee within ten Business Days after receipt of such material. The Company reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Company and/or its Account is named, and no such material shall be used if the Company so objects.

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

      4.4. The-Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account, or the Contracts other than the information or representations contained in a registration statement and prospectus (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), or SAI for the Contracts, as such registration statement, prospectus, or SAI may be amended or supplemented from time to time, or in published reports for the Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

      4.5. The Underwriter will provide to the Company at least one complete copy of all registration statements, profiles, prospectuses, SAIs, shareholder reports, proxy statements, sales literature and other promotional materials, and upon request, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, promptly after the filing of such document(s) with the SEC or other regulatory authorities.

      4.6. The Company will provide to the Fund or the Underwriter at least one complete copy of all registration statements, prospectuses (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), SAIs, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Account, promptly after the filing of such document(s) with the SEC or other regulatory authorities. The Company shall provide to the Fund and the Underwriter any complaints received from the Contract owners pertaining to the Fund [or the Designated Portfolio].

      4.7. The Underwriter will provide the Company with as much notice as is reasonably practicable of any proxy solicitation [for any Designated Portfolio], and, if possible, of any material change in the Fund's registration statement, particularly any change resulting in a change to the registration statement or prospectus for any Account. The Fund will work with the Company so as to enable the Company to solicit proxies from Contract owners, or to make changes to its prospectus or registration statement, in an orderly manner.

      4.8. For purposes of this Article IV, the phrase "sales literature and other promotional materials" includes, but is not limited to, any of the following that refer to the Fund or any affiliate of the Fund: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, SAIs, shareholder reports, proxy materials, and any other communications distributed or made generally available with regard to the Fund.

ARTICLE V. Fees and Expenses

      5.1. All expenses incident to performance by the Fund or the Underwriter under this Agreement shall be paid by the Fund or the Underwriter as appropriate. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund or the Underwriter, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, proxy materials and reports, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Fund's shares and, as set forth in Section 3.1, setting the Fund's prospectus in type.

      5.2. The Company shall bear the expenses of distributing the Fund's prospectus to owners of Contracts in connection with the offer of Contracts, issued by the Company and of distributing the Fund's proxy materials and reports to such Contract owners.

ARTICLE VI. Qualification under Subchapter M

      6.1. The Fund represents that it is or will be qualified as a Regulated Investment Company under Subchapter M of the Code, and that it will use its best efforts to maintain such qualification (under Subchapter M or any successor or similar provisions) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

ARTICLE VII. Indemnification

      7.1. Indemnification By the Company

            7.1(a). The Company agrees to indemnify and hold harmless the Fund and the Underwriter and each of its trustees/directors and officers, and each person, if any, who controls the Fund or the Underwriter within the meaning of
Section 15 of the 1933 Act or who is under common control with the Underwriter (collectively, the "Indemnified Parties" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

            (i) arise out of or are based upon any untrue statement or alleged untrue statements of any material fact contained in the registration statement, prospectus (which shall include a written description of a Contract that is not registered under the 1933 Act), or SAI for the Contracts or contained in sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the registration statement, prospectus or SAI for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

            (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI, or sales literature of the Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or its agents or persons under the Company's authorization or control, with respect to the sale or distribution of the Contracts or Fund Shares; or

            (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company; or

            (iv) arise out of any willful misconduct or gross negligence (as measured by industry standards) of Company, its agents and employees, in the performance of, or failure to perform, its obligations under this Agreement, or any reckless disregard of its obligations under this Agreement; or

            (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company;

      as limited by and in accordance with the provisions of Sections 7.1(b) and 7.1(c) hereof.

            7.1(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of its obligations or duties under this Agreement.

            7.1(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.. The Company, in the defense of any such claim or litigation, shall not , without the written consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement.

            7.1(d). The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

            7.1(e) The Company shall not be liable for special, consequential or incidental damages. This indemnity agreement will be in addition to any liability, which the Company may otherwise have.

      7.2. Indemnification by the Underwriter

            7.2(a). The Underwriter agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

            (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or profile or prospectus or SAI or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or the Fund by or on behalf of the Company for use in the registration statement, profile, prospectus or SAI for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

            (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature for the Contracts not supplied by the Underwriter or persons under their control) or wrongful conduct of the Fund or the Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

            (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund or the Underwriter; or

            (iv) arise out of any willful misconduct or gross negligence (as measured by industry standards) of the Fund or the Underwriter, its agents and employees, in the performance of, or failure to perform, its obligations under this Agreement, or any reckless disregard of its obligations under this Agreement; or

            (v) arise out of or result from any material breach of any representation and/or warranty made by the Fund or the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund or the Underwriter.

as limited by and in accordance with the provisions of Sections 7.2(b) and 7.2(c) hereof.

            7.2(b). The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance or such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.

            7.2(c). The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Party, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation. The Underwriter, in the defense of any such claim or litigation, shall not , without the written consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement.

            7.2(d). The Indemnified Party will promptly notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

            7.2(e) The Underwriter shall not be liable for special, consequential or incidental damages. This indemnity agreement will be in addition to any liability, which the Underwriter may otherwise have.

ARTICLE VIII. Applicable Law

      8.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.

      8.2. This Agreement shall be subject to the provisions of the 1933, 1934, and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules, and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE IX. Termination

      9.1. This Agreement shall continue in full force and effect until the first to occur of:

            (a) termination by any party, for any reason with respect to some or all [Designated Portfolios], by three (3) months advance written notice delivered to the other parties; or

            (b) termination by the Company by written notice to the Fund and the Underwriter based upon the Company's determination that shares of the Fund are not reasonably available to meet the requirements of the Contracts; or

            (c) termination by the Company by written notice to the Fund and the Underwriter in the event any of the Shares are not registered, issued, or sold in accordance with applicable state and/or federal law or such law precludes the use of such Shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

            (d) termination by the Fund or the Underwriter in the event that formal administrative proceedings are instituted against the Company by the NASD, the SEC, the Insurance Commissioner, or like official of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Shares; provided, however, that the Fund or the Underwriter determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

            (e) termination by the Company in the event that formal administrative proceedings are instituted against the Fund or the Underwriter by the NASD, the SEC, or any state securities or insurance department, or any other regulatory body; provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund or the Underwriter to perform its obligations under this Agreement; or

            (f) termination by the Company by written notice to the Fund and the Underwriter with respect to any Designated Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M as specified in Section
                  6.1 hereof, or if the Company reasonably believes that such Portfolio may fail to so qualify or comply; or

            (g) termination by the Fund or the Underwriter by written notice to the Company, if the Fund or the Underwriter respectively, shall determine, in their sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

            (h) termination by the Company by written notice to the Fund and the Underwriter, if the Company shall determine, in its sole judgment exercised in good faith, that the Fund, the Adviser, or the Underwriter has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

            (i) termination by the Company upon any substitution of the shares of another investment company or series thereof for Shares in accordance with the terms of the Contracts, provided that the Company has given at least 45 days prior written notice to the Fund and the Underwriter of the date of substitution; or

            (j) transaction by any party upon another party's failure to cure a material breech of any provision of this Agreement within 30 days after written notice thereof.

      9.2. (a) Notwithstanding any termination of this Agreement, the Fund and the Underwriter shall, at the option of the Company, continue to make available additional Shares pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"), provided the Company continues to pay the costs set forth in Section 3.1 and 5.2 and unless such further sale of Shares is proscribed by law, regulation or applicable regulatory body, or unless the Fund determines that liquidation of the Designated Portfolio following termination of this Agreement is in the best interests of the Designated Portfolio and its shareholders. Specifically, the owners of the Existing Contracts may be permitted to reallocate investments in the Fund, redeem investments in the Fund, and/or invest in the Fund upon the making of additional purchase payments under the existing Contracts (subject to any such election by the Underwriter). The parties agree that this Section 9.2 shall not apply to any terminations under
            Section 9.1(i) of this Agreement.

      (b)   In the event of a termination of this agreement pursuant to Section
            9.1 ( other than 9.1(i)), the Company shall promptly notify the Fund and the Underwriter whether the Fund and the Underwriter will be required to continue to make shares available after such termination; in such circumstances, the provisions of this Agreement shall remain in effect except for Section 9.1 hereof, and thereafter any party may terminate the Agreement ( the "Final Termination"), as so continued pursuant this Section 9.2,upon prior written notice to the other parties, such notice to be for a period this reasonable under the circumstances but, if given by the Fund or the Underwriter, need not be greater than six months.

      (c) The Company, the Fund and the Underwriter agree to cooperate in respect of the measures that are necessary or appropriate to effect the Final Termination of this Agreement, and will give reasonable assistance to each other in that regard, including steps necessary or appropriate to ensure that an Account owns no shares of the Fund after the Final Termination of this Agreement.

      9.3 The Company shall not redeem Shares attributable to the Contracts (as opposed to Shares attributable to the Company's assets held in the Account) except (i) as necessary to implement Contract owner initiated or approved transactions, (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption"), (iii) upon 45 days prior written notice to the Fund and Underwriter, as permitted by an order of the SEC pursuant to
Section 26(c) of the 1940 Act, but only if a substitution of other securities for the Shares is consistent with the terms of the Contracts, or (iv) as permitted under the terms of the Contract. Upon request, the Company will promptly furnish to the Fund and the Underwriter reasonable assurance that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contacts, the Company shall not prevent Contract owners from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving the Fund or the Underwriter 45 days notice of its intention to do so.

      9.4. Notwithstanding any termination of this Agreement, each party's obligation under Article VII to indemnify the other parties and the Company's obligation under Section 3.5 regarding pass-through and voting shall survive.

ARTICLE X. Notices

      Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

      If to the Fund:

            Attn:

      If to the Company:

            Attn:

      If to the Underwriter:

            Attn:

ARTICLE XI.  Miscellaneous

      11.1. All persons dealing with the Fund must look solely to the property of the Fund, and in the case of a series company, the respective Designated Portfolios listed on Schedule B hereto as though each such Designated Portfolio had separately contracted with the Company and the Underwriter for the enforcement of any claims against the Fund. The parties agree that neither the Board nor any member thereof, officers, agents, or shareholders of the Fund assume any personal liability or responsibility for obligations entered into by or on behalf of the Fund.

      11.2 The Company represents that it has established an Anti-Money Laundering Program ("AML Program") that is designed to comply with applicable U.S. laws, regulations, and guidance, including rules of self-regulatory organizations, relating to the prevention of money laundering, terrorist financing, and related financial crimes. Its AML Program includes written policies and procedures regarding the
i) verification of the identity of the Contract owners and the source of the Contract owners' funds, and ii) reporting of any suspicious transactions in a Contract owner's account. The Company agrees to cooperate with the Underwriter to satisfy the Underwriter's AML due diligence policies, which may include annual AML compliance certifications, periodic AML due diligence reviews and/or other requests deemed necessary to ensure its compliance with the AML regulations. The Company will (but only to the extent consistent with applicable law) take all steps necessary and appropriate to provide the Fund and/or the Underwriter with any requested information about Contract owners and their Fund accounts in the event that the Fund and/or the Underwriter shall request such information due to an inquiry or investigation by any law enforcement, regulatory, or administrative authority.

      11.3 To the extent Shares are purchased by Contract owners through a defined contribution plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Plan"), Company represents and warrants that the arrangements provided for in this Agreement will be disclosed to the Plans through their representatives and that Company either:

            (a) is not a "fiduciary" with respect to the provision of the services contemplated herein to any Plan(s) as such term is defined in Section 3(21) of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"); or

            (b) the provision of the services contemplated herein to any Plan(s) will not constitute a non-exempt "prohibited transaction" as such term is defined in Section 406 of ERISA and Section 4975 of the Code.

      11.4. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information has come into the public domain.

      11.5. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

      11.6. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

      11.7. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

      11.8. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the Arkansas Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable contract operations of the Company are being conducted in a manner consistent with the Arkansas variable annuity laws and regulations and any other applicable law or regulations. The Company agrees to pay the reasonable costs and expenses incurred by the Fund or the Underwriter in connection with responding to such a request.

      11.9. The rights, remedies, and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

      11.10. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto; provided, however, that the Underwriter may, with advance written notice to the other parties hereto, assign this Agreement or any rights or obligations hereunder to any affiliate of, or company under common control with, the Underwriter if such assignee is duly licensed and registered to perform the obligations of the Underwriter under this Agreement.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

MERRILL LYNCH LIFE INSURANCE COMPANY:

                                 By its authorized officer

                                 By: _______________________________________
                                 Title: ____________________________________
                                 Date:

[FUND]
                                 By its authorized officer

                                 By:

                                 Title:
                                 Date:

JPMORGAN DISTRIBUTIONS SERVICES, INC.
                                 By its authorized officer

                                 By:
                                 Title:
                                 Date:

                                   SCHEDULE A

                        SEPARATE ACCOUNTS OF THE COMPANY

Dated: , 200_

Merrill Lynch Life Variable Annuity Separate Account D.

                                   SCHEDULE B

                        DESIGNATED PORTFOLIOS AND CLASSES

Dated: , 200_

                                   SCHEDULE C

                                 FUND MATERIALS

PART I. Fund Description

      - The Fund will provide to Company or a common service provider designated by Company within ten (10) days of the end of each month, the Fund's average annual returns for the 1, 5, and 10 year periods ending the current month on a Net Asset Value basis.

      - The Fund will provide to Company information about the Fund as of the last day of the previous month or calendar quarter, including its top ten holdings, portfolio composition, largest sectors and geographical allocation and a statement of objective in a mutually acceptable format no sooner than sixteen days after such month end or calendar quarter end.

PART II. Fund Information and Materials

            The Fund will provide to Company the following information and materials on an as needed basis, as requested by Company:

                  - A supply of materials relating to the Funds (prospectuses, quarterly reports and other brochures) to include with contract application sales, marketing and communication materials.

                  - Specific investment performance information that may be requested that cannot be obtained from the prospectus. This would include specific calculations on various performance parameters which must be provided on a time-sensitive basis (usually within 5 business days).